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                                                                    Exhibit 4(b)

THIS NOTE AND THE SHARES INTO WHICH THIS NOTE IS CONVERTIBLE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE NOTE NOR THE SHARES MAY BE SOLD OR OTHERWISE TRANSFERRED UNDER SAID ACT, WITHOUT REGISTRATION OR UPON RECEIPT BY PAYOR OF AN OPINION OF LEGAL COUNSEL OR A COPY OF A LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IN EITHER CASE SATISFACTORY TO PAYOR THAT SUCH NOTE OR THE SHARES MAY LEGALLY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.



                                PROMISSORY NOTE
                                ---------------


$___________________                                  ____________________, 1995


     FOR VALUE RECEIVED, the undersigned, Choices Entertainment Corporation ("Payor"), hereby promises to pay to the order of the undersigned ("Holder") the principal sum of $_________, with interest from the date hereof on unpaid principal at the rate of Five Percent (5%) per year, principal due and payable Twenty-Five (25) Months from the date hereof and interest payable annually. At the option of the Payor, any or all accrued interest may be paid, when due, in shares of Payor's $.01 par value Series C Preferred Stock (the "Preferred Stock"), valued at Twenty-Five Cents ($0.25) per share of Common Stock. Subject to the approval of the Payor's stockholders, each share of the Preferred Stock may become convertible into 40,000 shares of Common Stock. This Note may not be modified without the written consent of the parties hereto.

     (a) DEFAULT. At the option of the Holder hereof, this Note shall be immediately convertible without notice or demand, upon the occurrence at any time of any of the following events:

     1.  Assignment for the Benefit of Creditors.  An assignment for the benefit
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of creditors by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise;

     2.  Bankruptcy.  The commencement of proceedings in bankruptcy, or for the
         ----------
reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which shall not be discharged within thirty (30) days of their commencement;

     3.  Appointment of Receiver.  The appointment of a receiver, trustee or
         -----------------------
custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or
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trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any of the foregoing parties; or

     4.  Dissolution.  The dissolution of Payor.
         -----------

     (b) PREPAYMENTS. Payor may, at any time and from time to time, without penalty, make prepayments which will be applied to the final payment of principal under this Note in the order or inverse order of maturity, all as the Holder may determine.

     (c) CONVERSION OF NOTE. If this Note is not paid when due, whether at maturity or by acceleration, the sole remedy of Holder shall be conversion of the Note. The principal balance of the Note and any accrued interest shall upon conversion be paid in shares of Preferred Stock as follows: the conversion shall be at $.25 per share of Common Stock.

     Holder shall have no right to convert unless there is a Default as defined in paragraph (a) above or if the Note is not paid when due. The right to convert may be exercised by presentation and surrender of this Note to Payor at its principal office, with the Election to Convert annexed hereto duly executed. Upon receipt by Payor at its office of this Note and the annexed Purchase Form in proper form for conversion as heretofore provided, the Holder shall be deemed to be the Holder of record of the Shares issuable upon such conversion, notwithstanding that the stock transfer books of Payor shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder. If this Note is converted, the certificate or certificates representing the Shares to be issued upon conversion of the Note shall (except as provided herein) be imprinted with the following legend:

     THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER SAID ACT, WITHOUT REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF LEGAL COUNSEL OR A COPY OF A LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IN EITHER CASE SATISFACTORY TO THE CORPORATION THAT SUCH NOTE OR THE SHARES MAY LEGALLY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION.

          If Payor fails to fulfill its conversion obligations hereunder, Payor promises to pay Holder's costs of enforcement, which costs shall include, but shall not be limited to, reasonable attorneys' fees and court costs incurred by the Holder hereof on account of such collection.

     (d) RESERVATION OF SHARES. Payor hereby agrees that at all times there shall be authorized and reserved for issuance and/or delivery upon conversion of this Note such number of shares of Preferred Stock as shall be required for issuance and delivery upon conversion of this Note.

     (e) RIGHTS OF THE HOLDER. Until such time, if any, as this Note is converted into Shares, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Payor, either at law or equity, and the rights of the Holder are limited to those expressed in this Note and are not enforceable against Payor except to the extent set forth herein.

     (f) ANTI-DILUTION PROVISIONS. The number of securities to be delivered to Holder upon the conversion of this Note (the "Conversion Ratio") shall be subject to adjustment from time to time upon the happening of certain events as follows. In case Payor shall, without receipt of consideration, (i) pay a dividend or make a distribution on its shares of Common Stock in shares of its own Common Stock, (ii) subdivide or reclassify its outstanding Common Stock in shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Note converted after such date shall be entitled to receive the aggregate number and kind of shares which, if this Note had been converted immediately prior to such date, Holder would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination or reclassification.

     (g) WAIVER. No single or partial exercise of any power hereunder shall preclude the other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the Holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     (h) CHOICE OF LAW. This Note shall be governed by the law of the State of Pennsylvania.


                                           CHOICES ENTERTAINMENT CORPORATION


                                           By:__________________________________



DO NOT DESTROY THIS ORIGINAL NOTE: When paid, said original Note must be surrendered to Payor for cancellation and retention.

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                              ELECTION TO CONVERT


                                                      Dated: ___________, 19__


          To Choices Entertainment Corporation, Inc. ("CEC")

          The undersigned owner of this Note hereby irrevocably elects to convert the within Note to the extent of purchasing _________________ shares of Series C Preferred Stock of CEC and hereby acknowledges that, as a result of such conversion, the entire outstanding principal balance of the Note shall be deemed paid in full.



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Dated                                        Signature



                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name
     -----------------------------------------------------------
             (Please typewrite or print in block letters)


Address
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Tax Identification Number
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